UnitedHealth Group Reports First Quarter 2022 Results
•Revenues of $80.1 Billion Grew $10 Billion or 14% Year-Over-Year, with Double-Digit Growth at both Optum and UnitedHealthcare
•Earnings from Operations were $7 Billion
•Cash Flows from Operations were $5.3 Billion
•Earnings were $5.27 Per Share, Adjusted Earnings $5.49 Per Share

MINNETONKA, Minn. (April 14, 2022) – Strong and well-balanced growth continued across UnitedHealth Group (NYSE: UNH) in the first quarter of 2022.

“Disciplined execution of our long-term strategy, with a sharp focus on ensuring access to care for the people we serve, enabled us to deliver high-quality, diversified growth across Optum and UnitedHealthcare during this first quarter of 2022,” said Andrew Witty, chief executive officer of UnitedHealth Group.

Based upon the first quarter performance and enterprise-wide growth outlook, the Company increased its full year net earnings outlook to $20.30 to $20.80 per share and adjusted net earnings to $21.20 to $21.70 per share.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2022	2021	2021
Revenues	$80.1 billion	$70.2 billion	$73.7 billion
Earnings from Operations	$ 7.0 billion	$ 6.7 billion	$ 5.5 billion
Net Margin	6.3%	6.9%	5.5%

•UnitedHealth Group’s first quarter 2022 revenues grew $10 billion or 14.2% to $80.1 billion year-over-year, including diversified, double-digit growth at both Optum and UnitedHealthcare.
•First quarter 2022 earnings from operations were $7 billion and adjusted net earnings were $5.49 per share. Year-over-year earnings growth was led by Optum Health, due to its positive impact for patients and the accelerating expansion of its value-based care delivery initiatives.
•The first quarter 2022 medical care ratio was 82% compared to 80.9% last year, due to COVID effects and business mix. Favorable medical reserve development of $290 million compared to $1 billion in the year ago first quarter. Days claims payable were 49.1, compared to 46.8 in the fourth quarter 2021 and 49.8 in the first quarter 2021.
•The first quarter 2022 operating cost ratio of 14.2% decreased from 14.6% in 2021 due to COVID effects and continued productivity advances, partially offset by business mix and the investments the Company continues to make to accelerate and support future growth opportunities.
•Cash flows from operations for the first quarter 2022 were $5.3 billion or 1-times net income. The Company returned $3.9 billion to shareholders in the first quarter through dividends and share repurchases. Return on equity of 27.8% in the quarter reflected the Company’s consistent and diverse earnings profile and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2022	2021	2021
Revenues	$62.6 billion	$55.1 billion	$56.4 billion
Earnings from Operations	$ 3.8 billion	$ 4.1 billion	$ 2.1 billion
Operating Margin	6.1%	7.5%	3.8%

•UnitedHealthcare first quarter revenues of $62.6 billion grew $7.5 billion or 13.6% year-over-year reflecting broad-based growth.
•In the first quarter of 2022, UnitedHealthcare grew to serve 1.5 million more people than a year ago, led by continued strong growth in Medicare Advantage and Dual Special Needs Plans and in the broader Medicaid market. UnitedHealthcare’s expanding portfolio of innovative, new offerings for people served by commercial benefits, including physician-led, consumer-tailored and virtual-first products, grew by 350,000 people over the past year.
•First quarter 2022 operating earnings were $3.8 billion compared to $4.1 billion last year, reflecting strong growth in people served and revenue, and continued effective medical and operating cost management. The year ago result reflects the effects of pandemic-disrupted care patterns.

Optum’s health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2022	2021	2021
Revenues	$43.3 billion	$36.4 billion	$41.1 billion
Earnings from Operations	$ 3.2 billion	$ 2.6 billion	$ 3.4 billion
Operating Margin	7.3%	7.2%	8.3%

•Optum first quarter revenues grew 18.9% to $43.3 billion and operating earnings grew 19.8% to $3.2 billion.
•Optum Health revenue per consumer served increased 33% over the year ago quarter, driven by growth of people served under value-based care arrangements. Optum Health now expects to serve 600,000 new patients under such arrangements in 2022 compared to its initial outlook of 500,000. The results reflect the continued expansion of care services offered, with at-home and digital offerings complementing and integrating with growing clinic-based and outpatient services, including ambulatory surgical care.
•Optum Insight’s revenue backlog increased by $2 billion to $22.8 billion compared to a year ago, driven by strong growth and execution in its expanding comprehensive managed services offerings for health systems. The breadth of services offered by Optum Insight continues to advance in areas such as payment integrity, digital modernization and care coordination.
•Optum Rx’s robust revenue growth of 11% in the first quarter reflects continued advancements in serving new, large health plan clients and further expansion of community-behavioral, specialty pharmacy and e-commerce services. Adjusted scripts grew to 352 million compared to 329 million last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow @UnitedHealthGrp on Twitter.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through April 28, 2022. The conference call replay can also be accessed by dialing 1-888-203-1112, Conference Code: 3063505. This earnings release and the Form 8-K dated April 14, 2022, can also be accessed from the Investor Relations page of the Company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; failure to protect proprietary rights to our databases, software and related products; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to develop and deliver innovative products to health care payers and expand access to virtual care; changes in or challenges to our public sector contract awards; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; failure to attract, develop, retain, and manage the succession of key employees and executives; the impact of potential changes in tax laws and regulations (including any increase in the U.S. income tax rate applicable to corporations); failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

# # #

Investor Contact:
Zack Sopcak
Senior Vice President
952-936-7215
zack.sopcak@uhg.com

Media Contact:
Matt Stearns
Senior Vice President
202-276-0085
matt.stearns@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended March 31, 2022

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues
Premiums	$64,070	$55,486
Products	9,340	8,340
Services	6,372	5,918
Investment and other income	367	452
Total revenues	80,149	70,196
Operating costs
Medical costs	52,523	44,904
Operating costs	11,401	10,223
Cost of products sold	8,487	7,572
Depreciation and amortization	788	758
Total operating costs	73,199	63,457
Earnings from operations	6,950	6,739
Interest expense	(433)	(397)
Earnings before income taxes	6,517	6,342
Provision for income taxes	(1,369)	(1,364)
Net earnings	5,148	4,978
Earnings attributable to noncontrolling interests	(121)	(116)
Net earnings attributable to UnitedHealth Group common shareholders	$5,027	$4,862
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$5.27	$5.08
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$5.49	$5.31
Diluted weighted-average common shares outstanding	954	957
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Cash and short-term investments	$28,396	$23,907
Accounts receivable, net	18,871	14,216
Other current assets	21,762	23,635
Total current assets	69,029	61,758
Long-term investments	42,353	43,114
Other long-term assets	109,856	107,334
Total assets	$221,238	$212,206
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$28,676	$24,483
Short-term borrowings and current maturities of long-term debt	6,697	3,620
Other current liabilities	52,797	50,189
Total current liabilities	88,170	78,292
Long-term debt, less current maturities	40,796	42,383
Other long-term liabilities	14,625	15,052
Redeemable noncontrolling interests	1,519	1,434
Equity	76,128	75,045
Total liabilities, redeemable noncontrolling interests and equity	$221,238	$212,206

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net earnings	$5,148	$4,978
Noncash items:
Depreciation and amortization	788	758
Deferred income taxes and other	178	286
Share-based compensation	299	256
Net changes in operating assets and liabilities	(1,094)	(273)
Cash flows from operating activities	5,319	6,005
Investing Activities
Purchases of investments, net of sales and maturities	(1,632)	(1,714)
Purchases of property, equipment and capitalized software	(555)	(568)
Cash paid for acquisitions, net	(1,231)	(1,193)
Other, net	(255)	(232)
Cash flows used for investing activities	(3,673)	(3,707)
Financing Activities
Common share repurchases	(2,500)	(1,650)
Dividends paid	(1,363)	(1,181)
Net change in short-term borrowings and long-term debt	2,048	2,907
Other, net	4,119	711
Cash flows from financing activities	2,304	787
Effect of exchange rate changes on cash and cash equivalents	157	(51)
Increase in cash and cash equivalents	4,107	3,034
Cash and cash equivalents, beginning of period	21,375	16,921
Cash and cash equivalents, end of period	$25,482	$19,955

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues
UnitedHealthcare	$62,595	$55,114
Optum	43,259	36,384
Eliminations	(25,705)	(21,302)
Total consolidated revenues	$80,149	$70,196
Earnings from Operations
UnitedHealthcare	$3,798	$4,108
Optum (a)	3,152	2,631
Total consolidated earnings from operations	$6,950	$6,739
Operating Margin
UnitedHealthcare	6.1%	7.5%
Optum	7.3%	7.2%
Consolidated operating margin	8.7%	9.6%

Revenues
UnitedHealthcare Employer & Individual - Domestic	$15,822	$14,632
UnitedHealthcare Employer & Individual - Global	2,133	2,035
UnitedHealthcare Employer & Individual - Total	17,955	16,667
UnitedHealthcare Medicare & Retirement	29,100	25,474
UnitedHealthcare Community & State	15,540	12,973

Optum Health	$16,682	$12,403
Optum Insight	3,219	2,852
Optum Rx	23,911	21,604
Optum eliminations	(553)	(475)
(a)Earnings from operations for Optum for the three months ended March 31, 2022 and 2021 included $1,366 and $962 for Optum Health; $847 and $779 for Optum Insight; and $939 and $890 for Optum Rx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	March 31, 2022	December 31, 2021	March 31, 2021
Commercial - Domestic:
Risk-based	7,950	7,985	7,860
Fee-based	18,460	18,595	18,455
Total Commercial - Domestic	26,410	26,580	26,315
Medicare Advantage	6,890	6,490	6,335
Medicaid	7,810	7,655	6,975
Medicare Supplement (Standardized)	4,355	4,395	4,390
Total Community and Senior	19,055	18,540	17,700
Total UnitedHealthcare - Domestic Medical	45,465	45,120	44,015
Commercial - Global	5,500	5,510	5,460
Total UnitedHealthcare - Medical	50,965	50,630	49,475

Supplemental Data
Medicare Part D stand-alone	3,360	3,700	3,795

OPTUM PERFORMANCE METRICS

	March 31, 2022	December 31, 2021	March 31, 2021
Optum Health Consumers Served (in millions)	100	100	99
Optum Insight Contract Backlog (in billions)	$22.8	$22.4	$20.8
Optum Rx Quarterly Adjusted Scripts (in millions)	352	353	329

Note: UnitedHealth Group served 148 million unique individuals across all businesses at March 31, 2022.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended March 31,		Projected Year Ended December 31,
	2022	2021	2022
GAAP net earnings attributable to UnitedHealth Group common shareholders	$5,027	$4,862	$19,250 - $19,825
Intangible amortization	281	294	~1,130
Tax effect of intangible amortization	(69)	(71)	~(280)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$5,239	$5,085	$20,100 - $20,675

GAAP diluted earnings per share	$5.27	$5.08	$20.30 - $20.80
Intangible amortization per share	0.29	0.31	~1.20
Tax effect per share of intangible amortization	(0.07)	(0.08)	~(0.30)
Adjusted diluted earnings per share	$5.49	$5.31	$21.20 - $21.70

(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.